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                                                                   EXHIBIT 2.2


                               ARTICLES OF MERGER
                                       OF
                            THE HAVANA REPUBLIC, INC.
                             A COLORADO CORPORATION
                                      INTO
                            THE HAVANA REPUBLIC, INC.
                              A FLORIDA CORPORATION

                            -------------------------

                                    ARTICLE I

      PARTIES. The Havana Republic, Inc., a Colorado corporation, (the "Disappearing Corporation") and The Havana Republic, Inc. a Florida Corporation (the "Surviving Corporation") are the parties to an Agreement of Merger whereby The Disappearing Corporation will merge into The Surviving Corporation and the shareholders of The Disappearing Corporation will receive shares of the Surviving Corporation.

                                    ARTICLE I

      ADOPTION. A. The Agreement of Merger was adopted by all directors of the Surviving Corporation on October 14, 1997. Shareholder's approval of the Surviving Corporation was not required pursuant to F.S. ss. 607.1104.

                B. The Agreement of Merger was adopted by all directors on October 14, 1997 of the Disappearing Corporation and by a majority of the shareholders of the Disappearing Corporation on November 6, 1997.

                                   ARTICLE II

      EFFECTIVE DATE. The merger will become effective on the date of filing of these Articles of Merger with the Secretary of State of the State of Florida.


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                                   ARTICLE III

      PLAN OF MERGER. The Plan of Merger provides for an exchange of shares in the corporations party to the merger effected in the following manner: All of the shares of the Disappearing Corporation will be surrendered to the Surviving Corporation and all shares so acquired shall be extinguished by virtue of the merger. Thereupon, there shall be issued to the shareholders of the Disappearing Corporation shares of the Surviving Corporation, one share of the Surviving Corporation's Common Stock for each share of the Disappearing Corporation's Common Stock and One Share of the Surviving Corporation's Preferred Stock for each share of the Disappearing Corporation's Preferred Stock . The Plan of Merger is attached as Exhibit "A" hereto.


                                   ARTICLE IV

      The Articles of Incorporation of the Surviving Corporation shall be amended and restated in the manner as attached hereto as Exhibit "B". The Designation of Series A Convertible Preferred Stock attached as Exhibit "C" is hereby adopted as an amendment to the Articles of Incorporation.

                  DATED: this 6 day of November, 1997.


Attest:                             THE HAVANA REPUBLIC, INC.
                                      a Colorado corporation



By:/s/                              By: /s/
   ------------------------------       ----------------------------------
                        Secretary                               President

Attest:                             THE HAVANA REPUBLIC, INC.
                                      a Florida corporation



By:/s/                              By: /s/
   ------------------------------       ----------------------------------
                        Secretary                               President


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STATE OF FLORIDA  )
                  )SS:
COUNTY OF DADE    )

         The foregoing instrument was acknowledged before me this 6 day of November, 1997, by Stephen Schatzman, as President and Secretary of THE HAVANA REPUBLIC, INC. a Colorado corporation, on behalf of the Corporation.



                                    /s/
                                    ---------------------------------
                                    Notary Public, State of Florida at Large

                                    My Commission Expires:

                                                        [SEAL]

STATE OF FLORIDA  )
                  )SS:
COUNT OF DADE     )

         The foregoing instrument was acknowledged before me this 6 day of November, 1997, by Stephen Schatzman, as President and Secretary of THE HAVANA REPUBLIC, INC., a Florida corporation, on behalf of the Corporation.



                                    /s/
                                    --------------------------------------
                                    Notary Public, State of Florida at Large

                                    My Commission Expires:

                                                            [SEAL]
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         13.      DIRECTORS' RIGHT TO ABANDON MERGER.

                  The Board of Directors of each of the Constituent Corporations shall have the power in its discretion to abandon the merger provided for herein prior to the filing of the Articles of Merger.



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